Exhibit 99.28(m)

INVESTMENT MANAGERS SERIES TRUST II

DISTRIBUTION PLAN FOR EXCHANGE-TRADED FUNDS

This Distribution Plan (the “Plan”) is adopted in accordance with Rule 12b–1 (the “Rule”) under the Investment Company Act of 1940, as amended (the “1940 Act”), by Investment Managers Series Trust, a Delaware statutory trust (the “Trust”), with respect to the series (each a “Fund” and collectively the “Funds”) identified on Schedule A attached hereto and incorporated herein.

The Trust has approved the distributor on behalf of each series (the “Distributor”) pursuant to which the Distributor will act as the distributor with respect to the creation and distribution of Creation Unit aggregations of Shares (the “Creation Units”) of the Funds as described in the Trust’s registration statement under the 1940 Act and under the Securities Act of 1933, as amended (the “Registration Statement”).

As a general rule, an investment company may not finance any activity primarily intended to result in the sale of its shares, except pursuant to the Rule. Uncertainty may exist from time to time with respect to whether payments to be made by the Trust to the Distributor, which serves as the distributor to various Funds, or to other firms under agreements with respect to the Funds (“Firms”), may be deemed to constitute impermissible distribution expenses. Accordingly, payments by the Trust and expenditures made by others out of monies received from the Trust which are later deemed to be for the financing of any activity primarily intended to result in the sale of Creation Units of the Funds shall be deemed to have been made pursuant to the Plan.

The provisions of the Plan are as follows:

1.       Annual Fee. Subject to the limitations of applicable law and regulations, each Fund is authorized to compensate the Distributor up to a maximum amount of 0.25% per annum of each Fund’s average daily net assets to finance any activity primarily intended to result in the sale of Creation Units of each Fund or for providing or arranging for others to provide shareholder services and for the maintenance of shareholder accounts. The Trust will pay to the Distributor an annual fee and the Distributor may use this fee to compensate Firms for the services they provide for the benefit of each Fund and its shareholders, including expenses in connection with the promotion and distribution of the Fund’s Creation Units. The Distributor may compensate such Firms directly or work with the Trust’s service providers to have this fee paid directly by the Fund to such Firms. The annual fee paid will be calculated daily and paid monthly by the Fund based on the average daily net assets of the Fund up to the amount set forth on Schedule A hereto.

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2.  (A)  Expenses Covered by the Plan. The fees paid under Section 1 of the Plan may be used to pay for any expenses primarily intended to result in the sale of Creation Units of each Fund (“distribution services”), including, but not limited to: (a) paying the costs of and compensating others, including Authorized Participants with whom the Distributor has entered into written Authorized Participants Agreements, for performing shareholders servicing on behalf of the Fund; (b) compensating certain Authorized Participants for providing assistance in distributing the Creation Units of the Funds, including the travel and communication expenses and salaries and/or commissions of sales personnel in connection with the distribution of the Creation Units of the Fund; (c) payments made to, and expenses of, persons who provide support services in connection with the distribution of shares of the Fund including, but not limited to, personnel of the Distributor or the Fund’s investment advisor (the “Advisor”) and their respective affiliates, office space and equipment, telephone facilities, answering routine inquiries regarding the Fund, and providing any other shareholder services not otherwise provided by the Trust’s other servicing arrangements; (d) payments made pursuant to any dealer agreements between the Distributor and certain broker–dealers, financial institutions and other service providers; (e) costs relating to the formulation and implementation of marketing and promotional activities, including, but not limited to, meetings, presentations, direct mail promotions and television, radio, newspaper, magazine and other mass media advertising; (f) costs of printing and distributing prospectuses, statements of additional information and reports of the Fund to prospective purchasers of Creation Units; (g) costs involved in preparing, printing and distributing sales literature pertaining to the Fund; (h) costs involved in obtaining whatever information, analyses and reports with respect to marketing and promotional activities that the Trust may, from time to time, deem advisable; and (i) reimbursement to the Advisor for expenses advanced on behalf of the Fund with respect to such activities. Such expenses shall be deemed incurred whether paid directly by the Distributor or by a third party to the extent reimbursed therefor by the Distributor.

For each Fund, the fee paid pursuant to this paragraph (A) shall not exceed an annual limit of 0.25% of the average daily net assets.

      (B) Shareholder Liaison Services Fee. Subject to the annual limits specified below, fees paid under Section 1 of the Plan with respect to a Fund may be used to pay for any shareholder liaison services that are not primarily intended to result in the sale of Creation Units of such Fund and are not otherwise provided by the Trust’s transfer agency or other servicing arrangements including, but not limited to (a) personal services such as responding to customer inquiries and providing information on their investments (b) services related to the maintenance of shareholder accounts; and (c) such other shareholder liaison services as the Fund or the Distributor may reasonably request. Such expenses shall not include transfer agent, custodian, or similar fees; charges for the maintenance of records, recordkeeping and related costs; accounting expenses; or fees for other services that are not covered by the term “service fee” as defined in FINRA Notice to Members 93-12. Such expenses shall be deemed incurred whether paid directly by the Distributor or by a third party to the extent reimbursed therefor by the Distributor.

For each Fund, the fee paid pursuant to this paragraph (B) for any annual period shall be limited to (i) 0.25%, minus (ii) any amounts paid pursuant to paragraph (A) of this Section 2.

3.       Written Reports. The Distributor shall furnish to the Board of Trustees of the Trust, for its review, on at least a quarterly basis, a written report of the monies paid to it or Firms under the Plan with respect to each Fund, and shall furnish the Board of Trustees of the Trust with such other information as the Board of Trustees may reasonably request in connection with the payments made under the Plan in order to enable the Board of Trustees to make an informed determination of whether the Plan should be continued as to the Fund.

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4.       Effective Date of Plan and Continuance. The Plan shall take effect with respect to a Fund at such time as it has received requisite Trustee and shareholder approval (if any) with respect to such Fund (the “Effective Date”), as set forth in Schedule A, which may be amended from time to time. The Plan shall continue in effect with respect to such Fund indefinitely, provided that such continuance is approved at least annually by a vote of a majority of the Board of Trustees, and of a majority of the Trustees who are not "interested persons" of the Trust as defined in the 1940 Act and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan (the "Independent Trustees"), cast in person at a meeting called for such purpose or by vote of at least a majority of the outstanding voting securities of such Fund.

5.       Termination. The Plan may be terminated at any time with respect to any Fund without penalty by vote of a majority of the Independent Trustees or by vote of the majority of the outstanding voting securities of such Fund, as applicable, and any dealer agreement under the Plan may be likewise terminated on not more than sixty (60) days’ written notice. Failure to renew the Plan with respect to any Fund on an annual basis shall also constitute termination of the Plan with respect to such Fund. Any dealer agreement under the Plan will also terminate automatically in the event of its assignment, as that term is defined in the 1940 Act. Once either the Plan or a dealer agreement is terminated with respect to any Fund, no further payments shall be made under the Plan or such dealer agreement, as the case may be, relating to the Fund with respect to services performed or costs incurred after the date of termination or with respect to unreimbursed current or carried forward distribution expenses as of the date of termination.

6.       Amendments. The Plan may not be amended to increase materially the amount to be spent for distribution services with respect to shares of a Fund, as applicable, pursuant to Section 1 hereof without approval by a majority of the outstanding voting securities of such Fund. All material amendments to the Plan shall be approved by a vote of a majority of the Board of Trustees, and of the Independent Trustees, cast in person at a meeting called for such purpose or in any other manner permitted by the 1940 Act.

7.       Selection of Independent Trustees. So long as the Plan is in effect, the selection and nomination of those Trustees who are not interested persons of the Trust will be committed to the discretion of the Trustees who are not themselves interested persons of the Trust.

8.       Preservation of Materials. The Trust will preserve copies of the Plan, any agreements relating to the Plan and any report made pursuant to Section 3 above, for a period of not less than six years (the first two years in an easily accessible place) from the date of the Plan, agreement or report.

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9.       Limitation of Liability. Any obligation of a Fund hereunder shall be binding only upon the assets of the Fund and shall not be binding on any other series of the Trust or any Trustee, officer, employee, agent, or shareholder of the Trust. Neither the authorization of any action by the Board or shareholders of the Fund nor the adoption of the Plan on behalf of the Fund shall impose any liability upon any Trustee or upon any shareholder.

10.     Meanings of Certain Terms. As used in the Plan, the terms “assignment,” “interested person,” and “majority of the outstanding voting securities” will be deemed to have the same meaning that those terms have under the 1940 Act and the rules and regulations under the 1940 Act, subject to any exemption that may be granted to the Trust under the 1940 Act by the Securities and Exchange Commission.

11.      Severability; Separate Action. If any provision of the Plan shall be held or made invalid by a court decision, rule or otherwise, the remainder of the Plan shall not be affected thereby.

Adopted on December 6, 2021.

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SCHEDULE A

ANNUAL FEES PAID WITH RESPECT TO THE

RULE 12B–1 DISTRIBUTION PLAN FOR EXCHANGE TRADED FUNDS

	Fund	Annual Fee	Approval Date
1	Alternative Access First Priority CLO Bond ETF	0.25%	4/21/2022
2	Astoria Inflation Sensitive ETF	0.25%	12/6/2021
3	AXS Esoterica NextG Economy ETF	0.25%	10/27/2022
4	AXS Green Alpha ETF	0.25%	7/20/2022
5	AXS Knowledge Leaders ETF	0.25%	7/22/2024
6	Tradr 1.5X Short NVDA Daily ETF	0.25%	4/21/2022
7	Tradr 1X Short Innovation Daily ETF	0.25%	4/4/2022
8	Tradr 2X Long Innovation ETF	0.25%	4/4/2022
9	Tradr 2X Short TSLA Daily ETF	0.25%	4/21/2022
10	Tradr 2X Long SPY Quarterly ETF	0.25%	7/24/2024
11	Tradr 2X Long Innovation 100 Monthly ETF	0.25%	7/24/2024
12	Tradr 2X Long Innovation 100 Quarterly ETF	0.25%	7/24/2024
13	Tradr 1.75X Long FXI Monthly ETF	0.25%	7/24/2024
14	Tradr 2X Long IWM Monthly ETF	0.25%	7/24/2024
15	Tradr 2X Long XLK Monthly ETF	0.25%	7/24/2024
16	Tradr 2X Long XLF Monthly ETF	0.25%	7/24/2024
17	Tradr 1X Short SPY Monthly ETF	0.25%	7/24/2024
18	Tradr 1X Short Innovation 100 Monthly ETF	0.25%	7/24/2024
19	Tradr 1X Short Innovation 100 Monthly ETF	0.25%	7/24/2024
20	Tradr 2X Long ACHR Daily ETF	0.25%	4/23/2025
21	Tradr 2X Long ALAB Daily ETF	0.25%	4/23/2025
22	Tradr 2X Long APP Daily ETF	0.25%	4/23/2025
23	Tradr 2X Long ASTS Daily ETF	0.25%	4/23/2025
24	Tradr 2X Long CEG Daily ETF	0.25%	4/23/2025
25	Tradr 2X Long CEP Daily ETF	0.25%	4/23/2025
26	Tradr 2X Long CRWV Daily ETF	0.25%	4/23/2025
27	Tradr 2X Long DDOG Daily ETF	0.25%	4/23/2025
28	Tradr 2X Long GEV Daily ETF	0.25%	4/23/2025
29	Tradr 2X Long ISRG Daily ETF	0.25%	4/23/2025
30	Tradr 2X Long LRCX Daily ETF	0.25%	4/23/2025
31	Tradr 2X Long MDB Daily ETF	0.25%	4/23/2025
32	Tradr 2X Long NET Daily ETF	0.25%	4/23/2025
33	Tradr 2X Long QBTS Daily ETF	0.25%	4/23/2025
34	Tradr 2X Long QUBT Daily ETF	0.25%	4/23/2025
35	Tradr 2X Long RGTI Daily ETF	0.25%	4/23/2025
36	Tradr 2X Long SMR Daily ETF	0.25%	4/23/2025
37	Tradr 2X Long TEM Daily ETF	0.25%	4/23/2025
38	Tradr 2X Long UPST Daily ETF	0.25%	4/23/2025
39	Tradr 2X Long ZS Daily ETF	0.25%	4/23/2025
40	Tradr 2X Long APLD Daily ETF	0.25%	7/16/2025
41	Tradr 2X Long AUR Daily ETF	0.25%	7/16/2025
42	Tradr 2X Long BX Daily ETF	0.25%	7/16/2025
43	Tradr 2X Long CELH Daily ETF	0.25%	7/16/2025
44	Tradr 2X Long CLSK Daily ETF	0.25%	7/16/2025

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Fund	Annual Fee	Approval Date
45	Tradr 2X Long CORZ Daily ETF	0.25%	7/16/2025
46	Tradr 2X Long CRDO Daily ETF	0.25%	7/16/2025
47	Tradr 2X Long DHI Daily ETF	0.25%	7/16/2025
48	Tradr 2X Long ENPH Daily ETF	0.25%	7/16/2025
49	Tradr 2X Long GS Daily ETF	0.25%	7/16/2025
50	Tradr 2X Long IBM Daily ETF	0.25%	7/16/2025
51	Tradr 2X Long JOBY Daily ETF	0.25%	7/16/2025
52	Tradr 2X Long LYFT Daily ETF	0.25%	7/16/2025
53	Tradr 2X Long NBIS Daily ETF	0.25%	7/16/2025
54	Tradr 2X Long NVTS Daily ETF	0.25%	7/16/2025
55	Tradr 2X Long OKTA Daily ETF	0.25%	7/16/2025
56	Tradr 2X Long PONY Daily ETF	0.25%	7/16/2025
57	Tradr 2X Long QCOM Daily ETF	0.25%	7/16/2025
58	Tradr 2X Long U Daily ETF	0.25%	7/16/2025
59	Tradr 2X Long VOYG Daily ETF	0.25%	7/16/2025
60	Tradr 2X Long APO Daily ETF	0.25%	10/15/2025
61	Tradr 2X Long BE Daily ETF	0.25%	10/15/2025
62	Tradr 2X Long BLSH Daily ETF	0.25%	10/15/2025
63	Tradr 2X Long CLS Daily ETF	0.25%	10/15/2025
64	Tradr 2X Long DASH Daily ETF	0.25%	10/15/2025
65	Tradr 2X Long ETSY Daily ETF	0.25%	10/15/2025
66	Tradr 2X Long FIG Daily ETF	0.25%	10/15/2025
67	Tradr 2X Long FLY Daily ETF	0.25%	10/15/2025
68	Tradr 2X Long IREN Daily ETF	0.25%	10/15/2025
69	Tradr 2X Long KSS Daily ETF	0.25%	10/15/2025
70	Tradr 2X Long MCHP Daily ETF	0.25%	10/15/2025
71	Tradr 2X Long NEM Daily ETF	0.25%	10/15/2025
72	Tradr 2X Long NIQ Daily ETF	0.25%	10/15/2025
73	Tradr 2X Long NXPI Daily ETF	0.25%	10/15/2025
74	Tradr 2X Long ON Daily ETF	0.25%	10/15/2025
75	Tradr 2X Long OPEN Daily ETF	0.25%	10/15/2025
76	Tradr 2X Long QS Daily ETF	0.25%	10/15/2025
77	Tradr 2X Long SBET Daily ETF	0.25%	10/15/2025
78	Tradr 2X Long SNPS Daily ETF	0.25%	10/15/2025
79	Tradr 2X Long WULF Daily ETF	0.25%	10/15/2025
80	Tradr 2X Long ARQQ Daily ETF	0.25%	12/16/2025
81	Tradr 2X Long BETR Daily ETF	0.25%	12/16/2025
82	Tradr 2X Long BKKT Daily ETF	0.25%	12/16/2025
83	Tradr 2X Long CRML Daily ETF	0.25%	12/16/2025
84	Tradr 2X Long EH Daily ETF	0.25%	12/16/2025
85	Tradr 2X Long EVEX Daily ETF	0.25%	12/16/2025
86	Tradr 2X Long FRMI Daily ETF	0.25%	12/16/2025
87	Tradr 2X Long INOD Daily ETF	0.25%	12/16/2025
88	Tradr 2X Long IOT Daily ETF	0.25%	12/16/2025
89	Tradr 2X Long KDK Daily ETF	0.25%	12/16/2025
90	Tradr 2X Long LAC Daily ETF	0.25%	12/16/2025
91	Tradr 2X Long NTSK Daily ETF	0.25%	12/16/2025
92	Tradr 2X Long ONDS Daily ETF	0.25%	12/16/2025
93	Tradr 2X Long PATH Daily ETF	0.25%	12/16/2025
94	Tradr 2X Long QURE Daily ETF	0.25%	12/16/2025
95	Tradr 2X Long RZLV Daily ETF	0.25%	12/16/2025
96	Tradr 2X Long SHLS Daily ETF	0.25%	12/16/2025

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Fund	Annual Fee	Approval Date
97	Tradr 2X Long SNAP Daily ETF	0.25%	12/16/2025
98	Tradr 2X Long USAR Daily ETF	0.25%	12/16/2025
99	Tradr 2X Long WDC Daily ETF	0.25%	12/16/2025
100	Tradr 2X Long AAOI Daily ETF	0.25%	12/16/2025
101	Tradr 2X Long BTBT Daily ETF	0.25%	12/16/2025
102	Tradr 2X Long BTDR Daily ETF	0.25%	12/16/2025
103	Tradr 2X Long BYND Daily ETF	0.25%	12/16/2025
104	Tradr 2X Long CCJ Daily ETF	0.25%	12/16/2025
105	Tradr 2X Long CDE Daily ETF	0.25%	12/16/2025
106	Tradr 2X Long CLF Daily ETF	0.25%	12/16/2025
107	Tradr 2X Long COHR Daily ETF	0.25%	12/16/2025
108	Tradr 2X Long EOSE Daily ETF	0.25%	12/16/2025
109	Tradr 2X Long HL Daily ETF	0.25%	12/16/2025
110	Tradr 2X Long HUT Daily ETF	0.25%	12/16/2025
111	Tradr 2X Long INDI Daily ETF	0.25%	12/16/2025
112	Tradr 2X Long LEU Daily ETF	0.25%	12/16/2025
113	Tradr 2X Long LITE Daily ETF	0.25%	12/16/2025
114	Tradr 2X Long POET Daily ETF	0.25%	12/16/2025
115	Tradr 2X Long QMCO Daily ETF	0.25%	12/16/2025
116	Tradr 2X Long RR Daily ETF	0.25%	12/16/2025
117	Tradr 2X Long SEDG Daily ETF	0.25%	12/16/2025
118	Tradr 2X Long SERV Daily ETF	0.25%	12/16/2025
119	Tradr 2X Long SNDK Daily ETF	0.25%	12/16/2025
120	Tradr 2X Long UUUU Daily ETF	0.25%	12/16/2025
121	Tradr 2X Long WYFI Daily ETF	0.25%	12/16/2025
122	Tradr 2X Long IMSR Daily ETF	0.25%	12/16/2025
123	Tradr 2X Long NKLR Daily ETF	0.25%	12/16/2025
124	Tradr 2X Long NUCL Daily ETF	0.25%	12/16/2025
125	Tradr 2X Long PlusAI Daily ETF	0.25%	12/16/2025
126	Tradr 2X Long USDE Daily ETF	0.25%	12/16/2025
127	Tradr 2X Long AVAT Daily ETF	0.25%	12/16/2025
128	Tradr 2X Long BRUN Daily ETF	0.25%	12/16/2025
129	Tradr 2X Long BXBL Daily ETF	0.25%	12/16/2025
130	Tradr 2X Long Coinshares Daily ETF	0.25%	12/16/2025
131	Tradr 2X Long HDRN Daily ETF	0.25%	12/16/2025
132	Tradr 2X Long INFQ Daily ETF	0.25%	12/16/2025
133	Tradr 2X Long Merlin Daily ETF	0.25%	12/16/2025
134	Tradr 2X Long PRTX Daily ETF	0.25%	12/16/2025
135	Tradr 2X Short AAL Daily ETF	0.25%	12/16/2025
136	Tradr 2X Short ACHR Daily ETF	0.25%	12/16/2025
137	Tradr 2X Short ALAB Daily ETF	0.25%	12/16/2025
138	Tradr 2X Short AMZN Daily ETF	0.25%	12/16/2025
139	Tradr 2X Short ANF Daily ETF	0.25%	12/16/2025
140	Tradr 2X Short APLD Daily ETF	0.25%	12/16/2025
141	Tradr 2X Short BE Daily ETF	0.25%	12/16/2025
142	Tradr 2X Short BLSH Daily ETF	0.25%	12/16/2025
143	Tradr 2X Short CAR Daily ETF	0.25%	12/16/2025
144	Tradr 2X Short CLSK Daily ETF	0.25%	12/16/2025
145	Tradr 2X Short CRDO Daily ETF	0.25%	12/16/2025
146	Tradr 2X Short FLY Daily ETF	0.25%	12/16/2025
147	Tradr 2X Short IREN Daily ETF	0.25%	12/16/2025
148	Tradr 2X Short JOBY Daily ETF	0.25%	12/16/2025

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Fund	Annual Fee	Approval Date
149	Tradr 2X Short LCID Daily ETF	0.25%	12/16/2025
150	Tradr 2X Short NBIS Daily ETF	0.25%	12/16/2025
151	Tradr 2X Short NNE Daily ETF	0.25%	12/16/2025
152	Tradr 2X Short OPEN Daily ETF	0.25%	12/16/2025
153	Tradr 2X Short QS Daily ETF	0.25%	12/16/2025
154	Tradr 2X Short QUBT Daily ETF	0.25%	12/16/2025
155	Tradr 2X Short SMR Daily ETF	0.25%	12/16/2025
156	Tradr 2X Short TEM Daily ETF	0.25%	12/16/2025
157	Tradr 2X Short UPST Daily ETF	0.25%	12/16/2025
158	Tradr 2X Short W Daily ETF	0.25%	12/16/2025
159	Tradr 2X Short WULF Daily ETF	0.25%	12/16/2025
160	Tradr 2X Long Databricks Daily ETF	0.25%	12/16/2025
161	Tradr 2X Short Databricks Daily ETF	0.25%	12/16/2025
162	Tradr 2X Long Xanadu Daily ETF	0.25%	12/16/2025

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